UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 11, 2011
Apollo Group, Inc.
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4025 S. Riverpoint Parkway, Phoenix,
Arizona	85040

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events.
     Apollo Group, Inc. subsidiary, University of Phoenix, has received an Expedited Final Program Review Determination Letter from the U.S. Department of Education in respect of the Department’s December 2010 review of the University’s financial aid programs subject to Title IV of the Higher Education Act for the 2009-2010 award year and 2010-2011 award year to date. There were no significant adverse findings in the program review. The Department concluded that the University has initiated or completed acceptable corrective actions in respect of each compliance item identified in the review and each finding has been closed. No economic or other sanctions were imposed.
     A copy of the Department’s Expedited Final Program Review Determination Letter is furnished as Exhibit 99.1 to this Form 8-K.
     The information in Item 8.01 of this Form 8-K and Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are provided herewith:

Exhibit Number	Description

99.1	Expedited Final Program Review Determination Letter from the U.S. Department of Education.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.
February 22, 2011	By:	/s/ Brian L. Swartz
		Name:	Brian L. Swartz
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Expedited Final Program Review Determination Letter from the U.S. Department of Education.